 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

ESSENDANT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Registrant (the “Annual Meeting”) was held in Deerfield, Illinois on Thursday, May 24, 2018.

(b)	The following matters were voted on by the Registrant’s shareholders at the Annual Meeting and received the following votes:

1.	Proposal 1 – Election of Three Class II Directors to serve for a three-year term expiring in 2021:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Charles K. Crovitz	23,728,497	7,072,079	2,638,072
Richard D. Phillips	25,316,394	5,484,182	2,638,072
Stuart A. Taylor, II	24,034,593	6,765,983	2,638,072

2.	Proposal 2 – A proposal to ratify the selection of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for 2018:

	Votes For	Votes Against	Abstentions
No. of Shares	32,738,074	696,269	4,305
3.	Proposal 3 – An advisory (nonbinding) vote on the compensation of the Registrant’s named executive officers:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
No. of Shares	28,800,320	1,958,731	41,525	2,638,072

(c)	Not applicable

(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESSENDANT INC.
Date: May 25, 2018	/s/Brendan J. McKeough
Senior Vice President, General Counsel and Secretary